EXHIBIT 99.6

MARK GLOBAL CORPORATION

Trident Trust Company (B.V.I.) Limited

Trident Chambers

P.O. Box 146

Road Town, Tortola, British Virgin Islands

April 24, 2012

SENT VIA FACSIMILE (305) 358-7876

TGR Capital, LLC

1450 S. Miami Ave.

Miami, FL 33130

Attn: CFO

Enerfund, LLC

1450 S. Miami Ave.

Miami, FL 33130

Attn: CFO

MZ Capital, LLC, a Florida limited liability company

1450 S. Miami Ave.

Miami, FL 33130

Attn: CFO

MZ Capital, LLC, a Delaware limited liability company

1450 S. Miami Ave.

Miami, FL 33130

Attn: CFO

Mike Zoi

1450 S. Miami Ave.

Miami, FL 33130

To Whom It May Concern:

Reference is hereby made to the Shareholder Rights Agreement, dated February 24, 2012 (the “Agreement”), by and among Mark Global Corporation (“Mark Global”), Kenges Rakishev, Mike Zoi, TGR Capital, LLC, MZ Capital, LLC, a Delaware limited liability company, MZ Capital, LLC, a Florida limited liability company, Enerfund, LLC and Net Element, Inc.

Pursuant Section 3.1(a) of the Agreement, Mark Global hereby nominates Kenes Rakishev as the Mark Global Nominee (as defined in the Agreement). Pursuant to Section 3.1(d) of the Agreement, Mark Global hereby requests that each of the Shareholders (as defined in the Agreement) promptly take all Necessary Action (as defined in the Agreement) to cause the Mark Global Nominee to be elected to the Board of Directors (as defined in the Agreement) as the Mark Global Director (as defined in the Agreement), including, without limitation, causing (i) Section 4.02 of the Bylaws (as defined in the Agreement) to be amended and restated in its entirety in the form attached hereto as Exhibit 1, (ii) the current number of directors to be fixed at 5 and then immediately increasing the number of directors to be fixed at 6 and (iii) the Board of Directors to fill the newly created vacancy with the Mark Global Nominee.

MARK GLOBAL CORPORATION

By:	/s/ Nurlan Abduov
Name:	Nurlan Abduov
Title:	Director

Exhibit 1

Section 4.02 Number of Directors.

The board of directors shall consist of not less than one (1) and not more than nine (9) members, the number exact thereof to be determined from time to time by resolution of the board of directors.